Exhibit 99.1
News Release
Federal Home Loan Bank of San Francisco Announces 2018 Director Election Results
SAN FRANCISCO - November 7, 2018 - The Federal Home Loan Bank of San Francisco announced today the results of its 2018 director elections.
The Bank’s members re-elected Scott C. Syphax to a nonmember public interest independent director position. Mr. Syphax is Chief Executive Officer of Syphax Strategic Solutions Inc., Elk Grove, California.
The Bank’s California members also elected Virginia A. Varela as a California member director. Ms. Varela is President & Chief Executive Officer and Director of Golden Pacific Bank, N.A., Sacramento, California.
Each of these two positions has a four-year term beginning January 1, 2019, and ending December 31, 2022.
Federal Home Loan Bank of San Francisco
The Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgage loans to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community programs that help members create affordable housing and promote community economic development. The Bank’s members are headquartered in Arizona, California, and Nevada and include commercial banks, credit unions, industrial loan companies, savings institutions, insurance companies, and community development financial institutions.

Contact:
Mary Long, 415-616-2556
longm@fhlbsf.com